EXHIBIT 99.1

EARNINGS RELEASE

For Immediate Release

Analyst Inquiries:                                                     Media Inquiries:
Itunu Orelaru                                                         Laurie Dippold
(317) 249-4559                                                           (317) 468-3900
investor_relations@openlane.com                    laurie.dippold@openlane.com

OPENLANE, Inc. Reports Second Quarter 2025 Financial Results
•Marketplace dealer volume growth of 21% YoY
•Gross Merchandise Value (GMV) of approximately $7.5 billion, representing 10% YoY growth
•Revenue of $482 million, representing 9% YoY growth, driven by 24% growth in auction fee revenue
•Income from continuing operations of $33 million, representing 212% YoY growth
•Adjusted EBITDA of $87 million, representing 21% YoY growth
•Cash flow from operating activities of $72 million, representing 91% YoY growth
•Adjusted Free Cash Flow of $87 million, representing 34% YoY growth
•Raised full year guidance for Adjusted EBITDA and Operating Adjusted EPS
Carmel, IN, August 6, 2025 — OPENLANE, Inc. (NYSE: KAR), today reported its second quarter financial results for the period ended June 30, 2025.
"OPENLANE delivered a very strong second quarter, growing auction fee revenue by 24%, delivering $87 million in Adjusted EBITDA and generating $87 million in Adjusted Free Cash Flow," said Peter Kelly, CEO of OPENLANE. "The growing strength, presence and preference of the OPENLANE brand was evidenced by 21% dealer volume growth, double-digit increases in unique buying and selling dealers and dealer market share gains achieved during the quarter. Looking ahead, we remain well positioned to benefit from the ongoing industry transition from physical to digital and the anticipated increase in off-lease supply beginning in 2026."
"OPENLANE is successfully executing our 2025 plan and longer-term strategy," said Brad Herring, CFO of OPENLANE. "Our second quarter results further reinforce the strong scalability characteristics of our asset-light, digital operating model, and I am very pleased that the marketplace segment now represents 51% of our consolidated Adjusted EBITDA. I believe our performance and the investments we continue to make in people, technology and our go-to-market approach help position us to deliver sustained growth, profitability and shareholder value."
2025 Guidance
The company is updating its annual guidance to the following:

	Previous Guidance (February 19, 2025)	Revised Guidance (August 6, 2025)
Income from continuing operations (in millions)	$100 - $114	$132 - $140
Adjusted EBITDA (in millions)	$290 - $310	$310 - $320
Income from continuing operations per share - diluted *	$0.38 - $0.48	$0.61 - $0.66
Operating Adjusted EPS	$0.90 - $1.00	$1.12 - $1.17
* The company uses the two-class method of calculating income from continuing operations per diluted share. Under the two-class method, income from continuing operations is adjusted for dividends and undistributed earnings (losses) to the holders of the Series A Preferred Stock, and the weighted average diluted shares do not assume conversion of the preferred shares to common shares.

Earnings guidance does not contemplate future items such as business development activities, strategic developments (such as restructurings, spin-offs or dispositions of assets or investments), contingent purchase price adjustments, significant expenses related to litigation, tax adjustments, adverse changes in the value of foreign currencies relative to the U.S. dollar, changes in applicable laws and regulations (including significant accounting, tax and trade matters) and intangible impairments. The timing and amounts of these items are highly variable, difficult to predict, and of a potential size that could have a substantial impact on the company’s reported results for any given period. See reconciliations of the company's guidance included below.
Earnings Conference Call Information
OPENLANE will be hosting an earnings conference call and webcast on Wednesday, August 6, 2025 at 8:30 a.m. ET. The conference call may be accessed by calling 1-833-634-2155 and asking to join the OPENLANE call. A live webcast will be available at the investor relations section of corporate.openlane.com. Supplemental financial information for OPENLANE’s second quarter 2025 results is available at the investor relations section of corporate.openlane.com.
The archive of the webcast will be available following the call at the investor relations section of corporate.openlane.com for a limited time.
About OPENLANE
OPENLANE, Inc. (NYSE: KAR), provides sellers and buyers across the global wholesale used vehicle industry with innovative, technology-driven remarketing solutions. OPENLANE's unique end-to-end platform supports whole car, financing, logistics and other ancillary and related services. Our integrated marketplaces reduce risk, improve transparency and streamline transactions for customers around the globe. Headquartered in Carmel, Indiana, OPENLANE has employees across the United States, Canada, Europe, Uruguay and the Philippines. For more information and the latest OPENLANE news, visit corporate.openlane.com.
Forward-Looking Statements
Certain statements contained in this release include, and the company may make related oral, "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and which are subject to certain risks, trends and uncertainties. In particular, statements made that are not historical facts (including but not limited to statements regarding our growth opportunities and strategies, industry outlook, competitive position, business and investment plans and initiatives, the impact of macroeconomic conditions, tariffs and global trade policy, and 2025 financial guidance) may be forward-looking statements. Words such as "should," "may," "will," "would," "anticipate," "expect," "project," "intend," "contemplate," "plan," "believe," "seek," "estimate," "assume," "can," "could," "continue," "of the opinion," "confident," "is set," "is on track," "outlook," "target," "position," "predict," "initiative," "goal," "opportunity" and similar expressions identify forward-looking statements. Such statements are based on management's current assumptions, expectations and/or beliefs, are not guarantees of future performance and are subject to substantial risks, uncertainties and changes that could cause actual results to differ materially from the results projected, expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled "Risk Factors" in the company's annual and quarterly periodic reports, and in the company's other filings and reports filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release. The company undertakes no obligation to update any forward-looking statements.

OPENLANE, Inc.
Condensed Consolidated Statements of Income
(In millions, except per share data) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Operating revenues
Auction fees	$134.9	$108.7	$260.1	$218.6
Service revenue	142.1	147.1	282.4	297.3
Purchased vehicle sales	98.5	80.2	184.2	138.4
Finance revenue	106.2	107.8	215.1	219.4
Total operating revenues	481.7	443.8	941.8	873.7

Operating expenses
Cost of services (exclusive of depreciation and amortization)	254.4	245.9	496.0	459.8
Finance interest expense	26.9	31.9	54.5	64.5
Provision for credit losses	8.7	13.3	18.0	29.1
Selling, general and administrative	114.3	104.7	221.5	211.2
Depreciation and amortization	23.0	24.1	45.7	48.4
Loss on sale of property	7.0	—	7.0	—
Total operating expenses	434.3	419.9	842.7	813.0

Operating profit	47.4	23.9	99.1	60.7

Interest expense	3.1	5.5	7.1	12.6
Other (income) expense, net	(7.4)	0.2	(12.4)	0.7

Income from continuing operations before income taxes	51.7	18.2	104.4	47.4

Income taxes	18.3	7.5	34.1	18.2

Income from continuing operations	33.4	10.7	70.3	29.2
Income from discontinued operations, net of income taxes	—	—	—	—
Net income	$33.4	$10.7	$70.3	$29.2

Net income per share - basic
Income from continuing operations	$0.16	$—	$0.34	$0.05
Income from discontinued operations	—	—	—	—
Net income per share - basic	$0.16	$—	$0.34	$0.05

Net income per share - diluted
Income from continuing operations	$0.15	$—	$0.33	$0.05
Income from discontinued operations	—	—	—	—
Net income per share - diluted	$0.15	$—	$0.33	$0.05

OPENLANE, Inc.
Condensed Consolidated Balance Sheets
(In millions) (Unaudited)

	June 30, 2025	December 31, 2024
Cash and cash equivalents	$119.1	$143.0
Restricted cash	29.7	40.7
Trade receivables, net of allowances	305.9	248.2
Finance receivables, net of allowances	2,355.8	2,322.7
Other current assets	94.3	96.9
Total current assets	2,904.8	2,851.5

Goodwill	1,244.9	1,222.9
Customer relationships, net of accumulated amortization	110.9	117.7
Operating lease right-of-use assets	62.9	67.1
Property and equipment, net of accumulated depreciation	104.2	149.3
Intangible and other assets	210.6	213.8
Total assets	$4,638.3	$4,622.3

Current liabilities, excluding obligations collateralized by finance receivables and current maturities of debt	$784.6	$682.7
Obligations collateralized by finance receivables	1,724.8	1,660.3
Current maturities of debt	—	222.5
Total current liabilities	2,509.4	2,565.5

Long-term debt	—	—
Operating lease liabilities	56.8	60.4
Other non-current liabilities	44.0	41.2
Temporary equity	612.5	612.5
Stockholders’ equity	1,415.6	1,342.7
Total liabilities, temporary equity and stockholders’ equity	$4,638.3	$4,622.3

OPENLANE, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions) (Unaudited)

	Six Months Ended June 30,
	2025	2024
Operating activities
Net income	$70.3	$29.2
Net income from discontinued operations	—	—
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	45.7	48.4
Provision for credit losses	18.0	29.1
Deferred income taxes	2.8	0.4
Amortization of debt issuance costs	4.4	4.7
Stock-based compensation	5.8	10.1
Loss on sale of property	7.0	—
Other non-cash, net	0.2	0.1
Changes in operating assets and liabilities, net of acquisitions:
Trade receivables and other assets	(55.1)	(23.7)
Accounts payable and accrued expenses	95.1	39.4
Net cash provided by operating activities - continuing operations	194.2	137.7
Net cash used by operating activities - discontinued operations	—	(0.1)
Investing activities
Net (increase) decrease in finance receivables held for investment	(45.0)	33.1
Purchases of property, equipment and computer software	(26.1)	(25.9)
Investments in securities	(0.7)	(1.6)
Proceeds from the sale of property and equipment	42.4	0.3
Net cash (used by) provided by investing activities - continuing operations	(29.4)	5.9
Net cash provided by investing activities - discontinued operations	—	—
Financing activities
Net increase (decrease) in book overdrafts	0.5	(1.6)
Net repayments of lines of credit	(23.2)	(81.2)
Net increase (decrease) in obligations collateralized by finance receivables	49.4	(56.1)
Payments for debt issuance costs/amendments	(0.4)	(2.2)
Payments on long-term debt	(210.0)	—
Payments on finance leases	—	(0.6)
Issuance of common stock under stock plans	2.9	0.8
Tax withholding payments for vested RSUs	(6.5)	(3.4)
Repurchase and retirement of common stock	(9.4)	—
Dividends paid on Series A Preferred Stock	(22.2)	(22.2)
Net cash used by financing activities - continuing operations	(218.9)	(166.5)
Net cash provided by financing activities - discontinued operations	—	—
Net change in cash balances of discontinued operations	—	—
Effect of exchange rate changes on cash	19.2	(7.3)
Net decrease in cash, cash equivalents and restricted cash	(34.9)	(30.3)
Cash, cash equivalents and restricted cash at beginning of period	183.7	158.9
Cash, cash equivalents and restricted cash at end of period	$148.8	$128.6
Cash paid for interest	$58.1	$74.6
Cash paid for taxes, net of refunds - continuing operations	$27.3	$29.4
Cash paid for taxes, net of refunds - discontinued operations	$(1.5)	$—

OPENLANE, Inc.
Reconciliation of Non-GAAP Financial Measures
EBITDA, Adjusted EBITDA, Free Cash Flow, Adjusted Free Cash Flow, operating adjusted income from continuing operations and operating adjusted income from continuing operations per share (or "Operating Adjusted EPS") as presented herein are supplemental measures of our performance and liquidity that are not required by, or presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial information prepared and presented in accordance with GAAP. Management believes that these measures provide investors additional meaningful methods to evaluate certain aspects of OPENLANE’s results period over period and for the other reasons set forth below.
EBITDA is defined as net income (loss), plus interest expense net of interest income, income tax provision (benefit), depreciation and amortization. Adjusted EBITDA is EBITDA adjusted for the items of income and expense and expected incremental revenue and cost savings as described in our senior secured credit agreement covenant calculations. Management believes that the inclusion of supplementary adjustments to EBITDA applied in presenting Adjusted EBITDA is appropriate to provide additional information to investors about one of the principal measures of performance used by our creditors. In addition, management uses EBITDA and Adjusted EBITDA to evaluate our performance.
Free Cash Flow is defined as net cash provided by operating activities, less purchases of property, equipment and computer software. Adjusted Free Cash Flow is Free Cash Flow adjusted for the cash portion of EBITDA addbacks to calculate Adjusted EBITDA, the net change in finance receivables held for investment and the net change in obligations collateralized by finance receivables. Management uses Adjusted Free Cash Flow to measure the funds generated in a given period that are available for capital allocation.
Operating adjusted income from continuing operations is defined as income from continuing operations adjusted for acquired amortization expense, gains/losses on sale of property or businesses, impairments to goodwill or other intangible assets and certain other non-recurring items. Amortization expense associated with acquired intangible assets is not representative of ongoing capital expenditures but has a continuing effect on our reported results. Management believes operating adjusted income from continuing operations provides comparability to other companies that may not have incurred these types of non-cash expenses or that report a similar measure. Operating Adjusted EPS represents operating adjusted income from continuing operations divided by weighted average diluted shares, including the assumed conversion of preferred shares.
EBITDA, Adjusted EBITDA, Free Cash Flow, Adjusted Free Cash Flow, operating adjusted income from continuing operations and operating adjusted income from continuing operations per share have limitations as analytical tools, and should not be considered in isolation or as a substitute for analysis of the results as reported under GAAP. These non-GAAP financial measures may not be comparable to similarly titled measures reported by other companies.

The following tables reconcile income from continuing operations to EBITDA and Adjusted EBITDA for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions), (Unaudited)	2025	2024	2025	2024
Income from continuing operations	$33.4	$10.7	$70.3	$29.2
Add back:
Income taxes	18.3	7.5	34.1	18.2
Finance interest expense	26.9	31.9	54.5	64.5
Interest expense, net of interest income	1.3	5.2	4.7	11.9
Depreciation and amortization	23.0	24.1	45.7	48.4
EBITDA	102.9	79.4	209.3	172.2
Non-cash stock-based compensation	4.4	3.7	6.4	10.7
Acquisition related costs	—	0.2	—	0.5
Securitization interest	(24.4)	(29.2)	(49.5)	(59.1)
Loss on sale of property	7.0	—	7.0	—
Severance	2.4	6.0	4.4	7.7
Foreign currency (gains) losses	(5.6)	0.5	(8.9)	2.5
Professional fees related to business improvement efforts	—	0.7	—	1.5
Impact for newly enacted Canadian DST related to prior years	—	10.0	—	10.0
Other	—	0.1	0.8	0.2
Total deductions	(16.2)	(8.0)	(39.8)	(26.0)
Adjusted EBITDA	$86.7	$71.4	$169.5	$146.2

	Three Months Ended June 30, 2025
(In millions), (Unaudited)	Marketplace	Finance	Consolidated
Income from continuing operations	$8.6	$24.8	$33.4
Add back:
Income taxes	7.5	10.8	18.3
Finance interest expense	—	26.9	26.9
Interest expense, net of interest income	1.3	—	1.3
Depreciation and amortization	19.9	3.1	23.0
EBITDA	37.3	65.6	102.9
Non-cash stock-based compensation	3.4	1.0	4.4
Securitization interest	—	(24.4)	(24.4)
Loss on sale of property	7.0	—	7.0
Severance	2.3	0.1	2.4
Foreign currency (gains) losses	(5.5)	(0.1)	(5.6)
Total addbacks (deductions)	7.2	(23.4)	(16.2)
Adjusted EBITDA	$44.5	$42.2	$86.7

The following table reconciles net cash provided by operating activities to Free Cash Flow and Adjusted Free Cash Flow for the periods presented:

	Three Months Ended June 30,
(In millions), (Unaudited)	2025	2024
Net cash provided by operating activities	$71.6	$37.5
Purchases of property, equipment and computer software	(14.2)	(13.0)
Free Cash Flow	57.4	24.5
Acquisition related costs	—	0.6
Severance	2.1	2.0
Professional fees related to business improvement efforts	—	1.1
Other	0.6	0.2
Net (increase) decrease in finance receivables held for investment	(25.2)	59.5
Net increase (decrease) in obligations collateralized by finance receivables	51.6	(23.3)
Adjusted Free Cash Flow	$86.5	$64.6
The following table reconciles income from continuing operations to operating adjusted income from continuing operations and operating adjusted income from continuing operations per diluted share for the periods presented:

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per share amounts), (Unaudited)	2025	2024	2025	2024
Income from continuing operations	$33.4	$10.7	$70.3	$29.2
Acquired amortization expense	8.3	9.1	16.6	18.4
Impact for newly enacted Canadian DST related to prior years	—	10.0	—	10.0
Loss on sale of property	7.0	—	7.0	—
Income taxes (1)	(1.4)	(2.1)	(2.6)	(2.5)
Operating adjusted income from continuing operations	$47.3	$27.7	$91.3	$55.1

Operating adjusted income from discontinued operations	$—	$—	$—	$—

Operating adjusted income	$47.3	$27.7	$91.3	$55.1

Operating adjusted income from continuing operations per share - diluted (2)	$0.33	$0.19	$0.63	$0.38
Operating adjusted income from discontinued operations per share - diluted	—	—	—	—
Operating adjusted income per share - diluted	$0.33	$0.19	$0.63	$0.38

Weighted average diluted shares - including assumed conversion of preferred shares	144.4	144.4	144.3	145.1
(1)For the three and six months ended June 30, 2025 and 2024, each tax deductible item was booked to the applicable statutory rate. The deferred tax benefits of $52.5 million and $6.5 million associated with the goodwill and tradename impairments in 2023, respectively, resulted in the U.S. being in a net deferred tax asset position. Due to the three-year cumulative loss related to U.S. operations, we currently have a $38.2 million valuation allowance against the U.S. net deferred tax asset.
(2)The Series A Preferred Stock dividends and undistributed earnings allocated to participating securities have not been included in the determination of operating adjusted income for purposes of calculating operating adjusted income per diluted share.

The following table reconciles income from continuing operations to EBITDA and Adjusted EBITDA for the 2025 guidance presented:

	2025 Guidance - Previous		2025 Guidance - Revised
(In millions), (Unaudited)	Low	High	Low	High
Income from continuing operations	$100	$114	$132	$140
Add back:
Income taxes	47	53	52	54
Finance interest expense	110	110	110	109
Interest expense, net of interest income	12	12	6	6
Depreciation and amortization	94	94	92	92
EBITDA	363	383	392	401
Total addbacks (deductions), net	(73)	(73)	(82)	(81)
Adjusted EBITDA	$290	$310	$310	$320
The following table reconciles income from continuing operations to operating adjusted income from continuing operations and operating adjusted income from continuing operations per diluted share for the 2025 guidance presented:

	2025 Guidance - Previous		2025 Guidance - Revised
(In millions, except per share amounts), (Unaudited)	Low	High	Low	High
Income from continuing operations	$100	$114	$132	$140
Total adjustments, net	31	31	29	29
Operating adjusted income from continuing operations	$131	$145	$161	$169

Operating adjusted income from continuing operations per share – diluted	$0.90	$1.00	$1.12	$1.17

Weighted average diluted shares - including assumed conversion of preferred shares	145	145	144	144